Exhibit 10.77

THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED BELOW), A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

BEARINGPOINT, INC.

WARRANT

Date of Issuance:	July 15, 2005	Certificate No. W-

Date of Expiration:	July 15, 2010

For Value Received, BEARINGPOINT, INC., a Delaware corporation (the “Company”), hereby grants to                                , or registered permitted assigns (the “Holder”) the right to purchase from the Company a total of Warrant Shares (as adjusted in accordance with Section 3 hereof) at the price of $8.00 per Warrant Share (as adjusted from time to time in accordance with the terms hereof, the “Exercise Price”). The amount and kind of securities that may be purchased hereunder and the Exercise Price are subject to adjustment pursuant to the provisions of this Warrant.

This Warrant is subject to the following provisions:

1. Definitions. As used herein, the following terms have meanings set forth below:

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Current Market Price” on any date of determination, shall mean the average of the daily Last Reported Sale Prices per share of Common Stock for the first 10 consecutive Trading Days from and including the Ex-Dividend Date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. In the event that an issuance, distribution, subdivision, combination or tender or exchange offer to which Section 3 applies occurs during the period applicable for calculating the Current Market Price pursuant to the definition in the preceding sentence, the Current Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision, combination or tender or exchange offer on the Last Reported Sale Price of the Common Stock during such period.

“Debentures” means the 0.50% Convertible Senior Subordinated Debenture Due July 2010 of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means (1) when used with respect to any issuance or distribution, the first date on which a sale of shares of the Common Stock, regular way, on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive such issuance or distribution from the seller of the Common Stock to its buyer, and (2) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

“Fair Market Value”, or “fair market value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

“Last Reported Sale Price” of any equity security on any day means, the closing sale price per share of such equity security on such day (or if no closing sale price is reported, the average of the reported closing bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) as reported in composite transactions for the principal United States securities exchange on which such equity security is listed, or if such equity security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by Pink Sheets LLC; provided that if such securities become convertible into the Exchange Property the “Last Reported Sale Price” shall be the sum of (1) 100% of the value of any Exchange Property consisting of cash, (2) the closing sale price of any Exchange Property consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market and (3) the Fair Market Value of any other Exchange Property, as determined by two independent nationally recognized investment banks selected by the holders of a majority of the shares of Common Stock issuable upon exercise of the warrants (including this Warrant) issued under the Purchase Agreement (assuming full exercise of such warrants for purposes of such determination) for this purpose after consultation with the Company.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of July 15, 2005, by and among the Company and the other parties thereto.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 15, 2005, by and among the Company and the other parties thereto.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if our Common Stock is not listed on the New York Stock Exchange, on the principal other United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded or quoted.

“Warrant Shares” means shares of Common Stock issuable upon exercise of this Warrant; provided, however, that if there is a change in the class or series of such capital stock of the Company so issuable, then the term “Warrant Shares” shall mean each such class or series issuable upon such exercise.

2. Exercise of Warrant.

(a) Exercise Period. The Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the first anniversary of the Date of Issuance (or if earlier, the first day after the Date of Issuance that the Debentures become convertible into Common Stock) through 5:00 p.m. New York time on the Date of Expiration, each as set forth on the first page hereof (the “Exercise Period”).

(b) Exercise Procedure.

(i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items to its satisfaction:

A. a completed Exercise Agreement, as described in Section 2(c) below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

B. this Warrant;

C. if this Warrant is not registered in the name of the Purchaser, an assignment or assignments evidencing the assignment of this Warrant by the Purchaser, in which case the Holder, the Purchaser, and any intermediate assignees shall have complied with the provisions set forth in Sections 6 and 11 hereof; and

D. payment in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”). Such payment may be in the form of cash or in the form of a bank or certified check payable to the Company.

In lieu of delivering cash or a bank or certified check payable to the Company in an amount equal to the Aggregate Exercise Price, the Holder may require the Company to deduct from the number of Warrant Shares to be delivered to the Holder upon the exercise hereof a number of Warrant Shares having a value, based upon the Last Reported Sale Price on the date of exercise hereof, equal to the Aggregate Exercise Price.

(ii) Certificates for the Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser as promptly as practicable after the exercise hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare and deliver to the Purchaser a new Warrant, substantially identical hereto, for the remaining number of Warrant Shares covered hereby.

(iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares, at the close of business on the date of exercise hereof.

(iv) The Warrant may not be exercised unless any required governmental approvals have been obtained and any applicable waiting periods have expired.

(v) The issue of stock certificates on exercise of this Warrant shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(c) Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit A hereto, except that if the Warrant Shares are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof. Further, such Person shall as a precondition to any exercise make the representations in writing to the Company as are contained in Section 11 hereof.

3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price shall be decreased so that the same shall equal the rate determined by multiplying the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

A. the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination; and

B. the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. The number of shares of Common Stock issuable upon exercise of this Warrant shall be correspondingly increased by dividing such number by the same fraction. If any dividend or distribution of the type described in this Section 3(a) is declared but not so paid or made, the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall again be adjusted to the number of shares of Common Stock that would be issuable upon exercise of this Warrant and the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants (other than pursuant to any dividend reinvestment or share purchase plan) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 60 days after the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Exercise Price shall be decreased so that the same shall equal the rate determined by dividing the Exercise Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

A. the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

B. the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Last Reported Sale Price of the Common Stock.

The number of shares of Common Stock issuable upon exercise of this Warrant shall be correspondingly increased by multiplying such number by the same fraction. Such adjustments shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date of issuance of such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the adjustment to the number of shares of Common Stock issuable upon exercise of this Warrant and the adjustment to the Exercise Price shall be readjusted to the number of shares of Common Stock that would be issuable upon exercise of this Warrant and the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall again be adjusted to be the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price of the Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, or combined into a smaller number of shares of Common Stock, (i) the number of shares of Common Stock to be received by the holder of this Warrant upon exercise hereof shall be appropriately adjusted such that the proportion of the number of shares of Common Stock issuable hereunder to the total number of shares of Common Stock of the Company prior to such subdivision or combination is equal to the proportion of the number of shares of Common Stock issuable hereunder after such subdivision or combination to the total number of shares of Common Stock of the Company after such subdivision or combination and (ii) the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately decreased or increased (as applicable), such decrease or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company, debt securities, assets or rights or warrants to purchase securities of the Company (excluding (x) any dividend or distribution paid exclusively in cash or (y) any dividend, distribution or issuance referred to in Section 3(a) or (b)) (any of the foregoing hereinafter in this Section 3(d) called the “Distributed Assets”), then, in each such case, the Exercise Price shall be decreased so that the same shall be equal to the rate determined by dividing the Exercise Price in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date; and

(ii) the denominator of which shall be the Current Market Price per share of the Common Stock on the Record Date minus the Fair Market Value, as determined in good faith by the Board of Directors, of the Distributed Assets applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event (1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date or (2) the Current Market Price of the Common Stock on the Record Date exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon exercise the amount of Distributed Assets such holder would have received had such holder exercised this Warrant on the Record Date. If the Exercise Price is adjusted as hereinabove provided, the number of shares of Common Stock issuable upon exercise of this Warrant shall be correspondingly increased by multiplying such number by the same fraction set forth above. In the event that such dividend or distribution is not so paid or made, the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall again be adjusted to be the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 3 (and no adjustment to the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant under this Section 3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made under this Section 3(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the Date of Issuance, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant under this Section 3 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 3(d) and Sections 3(a) and (b), any dividend or distribution to which this Section 3(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of debt securities, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any adjustments to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant required by this Section 3(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further adjustments to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant required by Sections 3(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 3(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 3(a).

If any Distributed Assets requiring any adjustment pursuant to this Section 3(d) consists of the Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, the Exercise Price in effect immediately before the close of business on the Record Date fixed for determination of shareholders entitled to receive the distribution shall instead be decreased by dividing the Exercise Price then in effect by a fraction, (A) the numerator of which is the sum of (1) the average of the Last Reported Sale Prices of such distributed security for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on the NYSE or such other national or regional exchange or market on which the securities are then listed or quoted, plus (2) the average of the Last Reported Sale Prices of the Common Stock over the same Trading Day period and (B) the denominator of which is such average of the Last Reported Sale Prices of the Common Stock. In any such case, the number of shares of Common Stock issuable upon exercise of this Warrant shall be correspondingly increased by multiplying such number by the same fraction.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (an “Extraordinary Cash Dividend”) (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Exercise Price shall be decreased so that the same shall equal the rate determined by dividing the Exercise Price in effect immediately prior to the close of business on the Record Date for such Extraordinary Cash Dividend by a fraction,

(i) the numerator of which shall be the Current Market Price of the Common Stock on such Record Date, and

(ii) the denominator of which shall be such Current Market Price of the Common Stock minus the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the portion of cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon exercise the amount of cash such holder would have received had such holder exercised this Warrant on the Record Date. If the Exercise Price is adjusted as hereinabove provided, the number of shares of Common Stock issuable upon exercise of this Warrant shall be correspondingly increased by multiplying such number by the same fraction set forth above. In the event that such dividend or distribution is not so paid or made, the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall again be adjusted to be the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in good faith by the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Exercise Price shall be decreased so that the same shall equal the price determined by dividing the Exercise Price in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (as determined in good faith by the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. The number of shares of Common Stock issuable upon exercise of this Warrant shall be correspondingly increased by multiplying such number by the same fraction. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall again be adjusted to be the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price that would then be in effect if such tender or exchange offer had not been made.

(g) In the event that a Person other than the Company or a Subsidiary of the Company makes a payment in respect of a tender offer or exchange offer with respect to which, as of the last time (the “Offer Expiration Time”), tenders or exchanges may be made pursuant to such offer, the Board of Directors is not recommending rejection of the offer, the Exercise Price will be decreased by dividing the Exercise Price in effect immediately prior to the Offer Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (as determined in good faith by the Board of Directors) of the aggregate consideration payable to the stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of the

Common Stock outstanding (less any Purchased Shares) at the Offer Expiration Time and the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

(ii) the denominator of which will be the product of the number of shares of Common Stock outstanding (including any such Purchased Shares) at the Offer Expiration Time multiplied by the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time.

The adjustment referred to in this Section 3(g) will be made only if (x) the tender offer or exchange offer is for an amount that increases the offeror’s ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding; and (y) the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the Offer Expiration Time; provided that, the adjustment referred to in this Section 3(g) will not be made if, as of the Offer Expiration Time, the offering documents for such tender or exchange offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger or a sale of all or substantially all of the Company’s assets. If the Exercise Price is adjusted as hereinabove provided, the number of shares of Common Stock issuable upon exercise of this Warrant shall be correspondingly increased by multiplying such number by the same fraction set forth above.

(h) In case the Company shall issue or grant to any Person prior to the first anniversary of the Date of Issuance (whether directly or by assumption in a merger or otherwise, other than an issuance referred to in Section 3(b) or upon a Fundamental Change Transaction to which Section 3(i) applies) (a) rights, warrants, options, exchangeable securities or convertible securities (each referred to herein as “Rights”) entitling such person to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price or (b) shares of Common Stock at a price per share less than the Last Reported Sale Price, on the Record Date fixed for the determination of Persons entitled to receive such Rights or such shares, the Exercise Price in effect immediately before the close of business on the Record Date fixed for such determination shall be decreased by multiplying such Exercise Price by a fraction, of which (i) the numerator is the number of shares of Common Stock outstanding on such Record Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such Rights, or so issued, would purchase at the Last Reported Sale Price on such Record Date and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock so offered for subscription or purchase pursuant to such Rights, or so issued. The number of shares of Common Stock issuable upon exercise of the Warrant shall be correspondingly increased by dividing it by the same fraction. If, after any such Record Date, any such Rights or shares are not in fact issued, or are not exercised prior to the expiration thereof, the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be immediately readjusted, effective as of the date such Rights or shares expire, or the date the Board of Directors determines not to issue such Rights or shares, to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant that would have been in effect if the unexercised Rights had never been granted or such Record Date had not been fixed, as the case may be. Such adjustment shall be made successively whenever any such event shall occur. For the purposes of this paragraph, the aggregate of the offering price received or to be received by the Company shall include the maximum aggregate amount (if any) payable upon exercise or conversion of such Rights. The value of any consideration received or to be received by the Company, if other than cash, is to be determined by the Board of Directors in good faith.

(i) If any of the following events occur (any being a “Fundamental Change Transaction”), namely (a) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 3(c) applies), (b) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder concurrently with the consummation of such Fundamental Change Transaction an agreement in form and substance satisfactory to the Holder providing that this Warrant shall be exercisable based on the applicable Exercise Price and the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction by a holder of one share of Common Stock in such transaction (the “Exchange Property”) assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purposes of this Section 3(h) the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such Fundamental Change Transaction for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). After the effective date of any such Fundamental Change Transaction, the obligation of the Company or the successor or purchasing Person, as the case may be, to issue shares of Common Stock upon exercise of this Warrant shall be satisfied in Exchange Property. Any such agreement executed by the Company or the successor or purchasing Person with the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

(j) The Company, from time to time, may, to the extent permitted by applicable law and the listing requirements of the NYSE (and any other exchange on which shares of the Common Stock are then listed), make such decreases in the Exercise Price, in addition to those required by this Section 3 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law and the listing requirements of the NYSE (and any other exchange on which shares of Common Stock are then listed), the Company from time to time may decrease the Exercise Price by any amount for any period of time if the period is at least twenty (20) Business Days and the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Exercise Price is decreased pursuant to the preceding sentence, the Company shall mail to the holder of record of this Warrant a notice of the decrease at least fifteen (15) days prior to the date the decreased Exercise Price takes effect, and such notice shall state the decreased Exercise Price and the period during which it will be in effect.

(k) All calculations under this Article IV shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half-cent and 0.00005 of a share, respectively, being rounded upward. No adjustment need be made for:

(i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan,

(ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries,

(iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the securities were first issued,

(iv) a change in the par value of the Common Stock,

(v) the issuance of any shares of Common Stock upon conversion of any of the Debentures; or

(vi) the issuance of Common Stock upon exercise of this Warrant or any other warrant issued pursuant to the Purchase Agreement.

To the extent the Warrants become exercisable into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to such cash, assets, property or securities.

(l) In any case in which this Section 3 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 3(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 3(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 3(f) or (5) the Offer Expiration Time for any tender or exchange offer pursuant to 3(g) (each a “Determination Date”), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of this Warrant if exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional shares. For purposes of this Section 3(l), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) or (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(m) For purposes of this Section 3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(n) If rights or warrants for which an adjustment has been made pursuant to the provisions of this Section 3 expire unexercised, the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be readjusted as if such unexercised rights or warrants had not been issued.

(o) Notice of Exercise Price Adjustments. Whenever the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant are adjusted as herein provided:

(i) A notice by the Company stating that the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant shall be delivered by hand delivery or by overnight courier as soon as is practicable to the Holder at its address appearing on the books of the Company; and

(ii) The Company shall compute the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant in accordance with this Section 3 and shall include in such notice to the Holder a certificate signed by the Company’s chief financial officer setting forth the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant and showing in reasonable detail the method of calculation upon which such adjustment is based.

4. Covenants of the Company.

(a) Covenants As To Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(b) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be appropriate in order to protect the exercise rights of the Holder against impairment.

(c) Notices Of Record Date. In the event of any taking by the Company of a record of the holders of the Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any record is to be taken for the purpose of such dividend or distribution. If such notice shall not have been provided in a timely fashion in accordance with the preceding sentence, the Holder shall have 10 days following (i) the record date or (ii) the date on which such notice was provided, whichever is sooner, to exercise the Warrant pursuant Section 2 hereof, and such exercise shall be deemed to have occurred immediately prior to such record date.

5. No Rights as Stockholder. Unless and until exercised in whole or in part, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

6. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, only in accordance with the terms and restrictions contained in the Purchase Agreement.

7. Warrant Exchangeable for Different Denominations. Upon the consent of the Company, in its sole discretion, this Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

8. Agreed Tax Treatment. The Company and, by its acceptance of this Warrant or a beneficial interest herein the Holder of, and any Person that acquires a beneficial interest in, this Warrant hereby acknowledge and agree that the warrants issued to the purchasers party to the Purchase Agreement are part of an investment unit, within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, which includes the Debentures. Notwithstanding anything to the contrary herein, the Company and, by its acceptance of this Warrant or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Warrant hereby further acknowledge and agree that for United States Federal, state and local income tax purposes the aggregate “issues prices” of the warrants issued to the purchasers party to the Purchase Agreement and the Debentures under Section 1273(b) of the Internal Revenue Code of 1986, as amended, shall equal $2,943,188 and $37,056,812, respectively. The Company and, by its acceptance of this Warrant or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Warrant agree to use the foregoing issue prices for all income tax purposes with respect to the warrants issued to the purchasers party to the Purchase Agreement and the Debentures.

9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

10. Notices. Notices hereunder shall be made by hand delivery or by overnight courier. Except as otherwise expressly provided herein, all notices or other communications under this Warrant shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, and (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation and with appropriate follow-up delivery by overnight courier) and addressed as follows: (a) to the Company, at its principal executive offices and (b) to the Holder of this Warrant, at such Holder’s address as it appears in the records of the Company.

11. Holder’s Representations on Exercise. Until the Shelf Registration Statement (as defined in the Registration Rights Agreement) becomes effective, in connection with any exercise of the Warrant, the Holder and any Person receiving Warrant Shares shall be deemed to have represented as follows:

(a) The Warrant Shares to be received upon the exercise of the Warrant will be acquired for its own account, not as a nominee or agent, for investment and not with a view to the sale or distribution of any part thereof, and such Person has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law and that the disposition of its property shall at all times be within its control.

(b) Such Person believes it has acquired sufficient information about the Company and its subsidiaries to reach an informed decision to purchase the Warrant Shares. Such Person has such business and financial experience as are required to give it the capacity to protect its own interests in connection with the purchase of the Warrant Shares.

(c) Such Person understands that the Warrant Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Warrant Shares have not been registered under the Securities Act and that it may not resell, pledge or otherwise transfer any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration.

12. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Last Reported Sale Price of a Warrant Share by such fraction.

13. Termination. This Warrant shall terminate at the end of the Exercise Period and shall be void thereafter.

14. Amendment. This Warrant shall not be amended except by an instrument in writing signed by the Company and the Holder hereof.

15. Descriptive Headings. The headings herein are inserted for convenience of reference only and are not to be considered in interpreting this Warrant.

16. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

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IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS WARRANT TO BE SIGNED BY A DULY AUTHORIZED OFFICER AND TO BE DATED THE DATE OF ISSUANCE HEREOF.

BEARINGPOINT, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE AGREEMENT

To:     Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No.    ), hereby agrees to subscribe for the purchase of              shares of Common Stock covered by such Warrant.

[Insert if applicable — In connection with such exercise, the undersigned encloses herewith a bank or certified check payable to BearingPoint, Inc. in the amount of $            .]

[Insert if applicable — In lieu of delivering such check, the undersigned hereby requests the Company to deduct from the number of Warrant Shares to be delivered to the undersigned [such number of Warrant Shares as have a value, based upon the Last Reported Sale Price (as defined in Section 1 of the attached Warrant) on the date on which the Company shall have received the items referred to in clause (i) of paragraph 2(b) of the attached Warrant], equal to the Aggregate Exercise Price.]

The undersigned hereby reaffirms as of the date hereof the representations made to the Company in Section 11 of the Warrant. The undersigned understands that the Company is relying on such representations.

Signature
Name
Address

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